UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

TERRAN ORBITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40170	98-1572314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6800 Broken Sound Parkway NW, Suite 200
Boca Raton, Florida 33487
(Address of Principal Executive Offices)
(561) 988-1704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LLAP	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	LLAP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2024, Terran Orbital Corporation (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with Continental Stock Transfer & Trust Company, as rights agent. In connection therewith, the Board of Directors of the Company (the “Board”) declared a dividend of one preferred share purchase right (“Right”) for each outstanding share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The dividend is payable on March 14, 2024 to stockholders of record as of the close of business on such date (the “Record Date”). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as defined below).

The Board adopted the Rights Agreement to protect the Company and its stockholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires 15% or more of the outstanding Common Stock, including through derivatives agreements, without the approval of the Board (an “Acquiring Person”). The Rights Agreement should not interfere with any merger or other business combination approved by the Board.

The following is a general description of the terms of the Rights, the Preferred Shares (as defined below) and the Rights Agreement. This description is qualified in its entirety by the full text of the Certificate of Designations of the Preferred Shares and the Rights Agreement, which are included as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Rights. The Board authorized the issuance of one Right with respect to each share of Common Stock outstanding on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Stock. The Rights will accompany any new shares of Common Stock issued after the Record Date until the earlier of the Distribution Date, the redemption date or the expiration date of the Rights, as described below.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share (“Preferred Shares”), for $5.35, subject to adjustment under certain conditions (the “Purchase Price”), once the Rights become exercisable.

Exercisability. The Rights will not be exercisable until:

• 10 business days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of the outstanding Common Stock, or, if earlier;

• 10 business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) after a person or group Commences (as defined in the Rights Agreement) a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

The date when the Rights become exercisable is referred to as the “Distribution Date.” Until the Distribution Date, the Company’s Common Stock certificates or, in the case of uncertificated shares, notations in the book-entry account system, will evidence the Rights. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Stock or book-entry shares will also constitute the transfer of the associated Rights. After the Distribution Date, the Rights will separate from the Common Stock and be evidenced by Right certificates that the Company will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person will be void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

• Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person or any associate or affiliate thereof may, upon exercise of a Right, purchase for the Purchase Price shares of Common Stock with a market value of two times the Purchase Price, based on the market price of the Common Stock prior to such acquisition. If the Company does not have a sufficient number of shares of Common Stock available, the Company may under certain circumstances substitute Preferred Shares or other securities or property for the Common Stock into which the Rights would have otherwise been exercisable.

• Flip Over. If the Company is acquired in a merger or similar transaction after an Acquiring Person becomes such, all holders of Rights except the Acquiring Person or any associate or affiliate thereof may, upon exercise of a Right, purchase for the Purchase Price shares of the acquiring company with a market value of two times the Purchase Price, based on the market price of the acquiring company’s stock prior to such transaction.

Preferred Share Provisions.

Each one one-thousandth of a Preferred Share, if issued:

• will not be redeemable.

• will entitle the holder to quarterly dividend payments equal to the dividend paid on one share of Common Stock.

• will entitle the holder upon liquidation to receive either $1.00 or an amount equal to the payment made on one share of Common Stock, whichever is greater.

• will have one vote and vote together with the Common Stock, except as required by law.

• if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle the holder to a payment equal to the payment made on one share of Common Stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of Common Stock.

Expiration. The Rights will expire at the earlier of (i) 5:00 P.M., New York City time, on the third anniversary of the date of the declaration of the dividend of Rights (the “Anniversary Date”) and (ii) 5:00 P.M., New York City time, on the first anniversary of the date of the declaration of the dividend of Rights if Stockholder Approval (as defined in the Rights Agreement) has not been received prior to such time (together with the Anniversary Date, the “Expiration Date”), unless such date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Board as described below.

Redemption. The Board may redeem the Rights for $0.00001 per Right at any time before the earlier of the Expiration Date and the first date of public announcement that any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.00001 per Right. The redemption price will be adjusted in the event of a stock split or stock dividends of the Common Stock.

Qualifying Offers. In the event the Company receives a Qualifying Offer (as defined in the Rights Agreement) and the Board does not redeem the outstanding Rights, exempt such Qualifying Offer from the terms of the Rights Agreement or call a special meeting of the stockholders to vote on whether or not to exempt such Qualifying Offer from the Rights Agreement, in each case within 90 days of the Commencement of the Qualifying Offer (the “Board Evaluation Period”), the record holders of 10% or more of the outstanding shares of Common Stock may submit a written demand directing the Board to propose a resolution exempting the Qualifying Offer from the Rights Agreement to be voted upon at a special meeting to be convened within 90 days following the last day of the Board Evaluation Period (the “Special Meeting Period”). The Board must take the necessary actions to cause such resolution to be submitted to a vote of the stockholders at a special meeting within the Special Meeting Period; provided, however, the Board may recommend in favor of or against or take no position with respect to the adoption of the resolution, as it determines to be appropriate in the exercise of the Board’s fiduciary duties.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Stock, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security or other property for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. The Purchase Price, the number of Preferred Shares issuable and the number of outstanding Rights are subject to adjustment from time to time as set forth in the Rights Agreement to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split, or a reclassification of the Preferred Shares or Common Stock. No adjustments to the Purchase Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights except that after a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Board has the ability to amend the Rights Agreement in any manner, or redeem the Rights at $0.00001 per Right, prior to the time a person or group becomes an Acquiring Person.

Item 3.03. Material Modification to Rights of Security Holders.

The information required by this Item is incorporated by reference to Item 1.01 above.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Board approved a Certificate of Designations of Series A Junior Participating Preferred Stock designating 600,000 Preferred Shares. The Company filed the Certificate of Designations for the Preferred Shares on March 4, 2024 with the Secretary of State of the State of Delaware and the Certificate of Designations became effective on such date. The full text of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A description of the Preferred Shares is set forth in Item 1.01 of this Current Report on Form 8‑K and is incorporated herein by reference. Such description is qualified in its entirety by reference to the Certificate of Designations.

Item 7.01 Regulation FD Disclosure.

On March 4, 2024, the Company issued a press release, a copy of which is furnished with this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Terran Orbital Corporation.
4.1

Rights Agreement, dated as of March 4, 2024, between Terran Orbital Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (including the form of Certificate of Designations of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the form of Right Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C).

99.1	Press release issued March 4, 2024 by the Company.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAN ORBITAL CORPORATION

Date:	March 4, 2024	By:	/s/ Marc Bell
Marc Bell Chairman and CEO